SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2002

               BASIC TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-27635 (Commission file number)	84-1446622 (IRS Employer Identification No.)

1026 West Main Street, Suite 104, Lewisville, Texas 75067
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (972) 436-3789

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 1:       CHANGE IN CONTROL

          Effective May 1, 2002, four of the seven members of the Board of Directors of Basic Technologies, Inc. (the "Company") voluntarily resigned. The persons who resigned were Bryan Walker, Laura Walker, Richard Smith and Derek Smith.  The resignations were not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

          Giving effect to the resignations, the remaining members of the Board of Directors are Gary Brown, Steve Jesson and William Chastain.

          As a result of the resignations, a change in control of the Company occurred.

          The Company previously announced that it had entered into a Letter of Understanding with Mr. Brown. Under the Letter of Understanding, the Company has undertaken to spin-off its oil and gas properties and operations through the formation of a new wholly-owned subsidiary, Founders Industries, Inc. The Company has transferred to Founders Industries all of its oil and gas properties solely in exchange for shares of common stock of Founders Industries. The Company plans to spin-off its shares of Founders Industries to its shareholders, pro rata, pursuant to a Registration Statement which it plans to file with the Securities and Exchange Commission. A previously announced record date for the spin-off is February 8, 2002. The distribution of the shares of Founders Industries to the Company's shareholders as of the record date will occur upon the Registration Statement being declared effective by the Securities and Exchange Commission. No estimate can be made when such effectiveness might occur.

          The resignations of the foregoing individuals from the Company's Board of Directors did not include their positions as members of the Board of Directors of Founders Industries, whose members are Bryan Walker, Laura Walker, Richard Smith, Derek Smith and Michael Bacon.

          Effective December 13, 2001, Mr. Brown entered into an Option Agreement with the Shelton Voting Trust (the "Trust"). The Trust is currently the record owner of 5,365,625 shares of the Company's common stock representing 46.5% of the 11,548,356 shares of common stock issued and outstanding. Bryan Walker serves as Trustee of the Trust, and its beneficiaries are Bryan and Laura Walker as to 80% of its shares of the Company's common stock and Richard Smith as to 20% of its shares of the Company's common stock.

          Under the terms of the Option Agreement, Mr. Brown was given an option to purchase from the Trust 4,900,000 shares of common stock at a price of $.002 per share. It is a condition precedent to Mr. Brown's ability to exercise the option under the Option Agreement that the Registration Statement covering the spin-off of Founders Industries, Inc. has been filed with the Securities and Exchange Commission. As the Registration Statement has not yet been filed with the Commission, the option held by Mr. Brown is not yet exercisable. Notwithstanding this unsatisfied condition precedent to Mr. Brown's ability to exercise the option, Mr. Brown has already paid to the Trust the option exercise price of $10,000. The payment was made in anticipation that the Trust would waive the condition precedent to Mr. Brown's option exercise; however, as of the date of this report, no such waiver has been agreed upon.

          Mr. Brown is currently the beneficial owner of 2,000,000 of the Company's common stock, or 17.3% of the total issued and outstanding shares. This ownership consists of:
*	1,000,000 shares of common stock;
*	1,000,000 shares of common stock issuable upon conversion of a $20,000 convertible promissory note at a conversion price of $.02 per share.

          Should Mr. Brown complete the exercise of the option to purchase 4,900,000 shares of common stock from the Trust, either by virtue of the satisfaction or the waiver of the condition precedent to such exercise, Mr. Brown would be deemed the beneficial owner of 6,900,000 shares of the Company's common stock, or 55% of the total issued and outstanding shares of common stock of the Company.

ITEM 7:       EXHIBITS
1.0	Option Agreement dated December 13, 2001
2.0	Letter of Understanding

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BASIC TECHNOLOGIES, INC.
Date: May 15, 2002	By: /s/ Gary L. Brown Gary L. Brown, President